Exhibit 99.2

Company Contact

Michael Anthofer

EVP and CFO

408-321-6711

Investor Relations Contact:

Moriah Shilton

Sr. Director, Investor Relations

408-321-6713

Tessera Technologies Initiates Quarterly Dividend; Provides Financial Guidance for First Quarter of 2012

- Tessera to Hold Conference Call before Market Open on March 2, 2012 -

SAN JOSE, Calif. – March 2, 2012 – Tessera Technologies, Inc. (Nasdaq: TSRA) (the “Company”) announced that its Board of Directors has approved a policy of paying a quarterly cash dividend of $0.10 per share of common stock, commencing with a dividend payable on June 14, 2012 to stockholders of record at the close of business on May 24, 2012. The Company also announced financial guidance for the first quarter ending March 31, 2012.

Dividend

“The initiation of a quarterly dividend reflects the Board’s confidence that the Company has sufficient capital resources in the near term, and confidence in the Company’s long-term growth prospects,” said Robert A. Young, president and chief executive officer, Tessera Technologies, Inc.

In establishing the initial level of the regular quarterly dividend, the Board of Directors considered the Company’s current cash balance, its expected current and future operating performance, expected future needs for cash to grow its businesses and future prospects to generate cash. The Board will review the Company’s dividend policy from time to time, including the appropriateness of special dividends or other changes in its fixed dividend policy.

First Quarter 2012 Guidance

First quarter 2012 total revenue is expected to range between $46.5 million and $47.5 million, which is down approximately 16% to 18% from the prior quarter. First quarter 2012 revenue from the Intellectual Property segment is expected to range between $39.0 million and $39.5 million, reflecting lower reported unit volumes of the Company’s licensees that served the DRAM and wireless markets in the fourth quarter of 2011. For the DigitalOptics segment, revenue is expected to be in the range of $7.5 million to $8.0 million, comprising royalties and license fees of approximately $4.0 million and products and services of approximately $3.5 million to $4.0 million. Non-GAAP operating expenses for the first quarter 2012, excluding litigation expenses, are expected to range between $42.0 million and $43.0 million, an increase of approximately 11% to 14% from the prior quarter, due primarily to expenses related to the Company’s proxy activities and the acquisition of the assets of a camera module business from Flextronics International Ltd.

GAAP operating expenses for the first quarter 2012, excluding litigation expense, are expected to range between $54.1 million and $55.3 million. Included in the GAAP operating expenses are stock-based compensation, which is expected to range between $5.4 million and $5.6 million, and amortization, which is expected to be approximately $6.7 million.

Litigation expense in the first quarter of 2012, which is primarily associated with the Intellectual Property segment, is expected to be approximately flat compared to the fourth quarter 2011 expense of $7.1 million.

Conference Call Information

Tessera will hold a conference call today at 5:00 A.M. Pacific (8:00 A.M. Eastern) to discuss this morning’s announcement. To access the call in the U.S., please dial 877-290-8631, and for international callers dial 706-643-3789 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.tessera.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial 855-859-2056 and for international callers, dial 404-537-3406. Enter access code 56640601.

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial guidance; future dividend plans; the sufficiency of the Company’s capital resources; long-term growth prospects; and its future operating performance, needs for cash and prospects to generate cash. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; market or industry conditions; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or any invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to adopt technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses, including the pending acquisition by DigitalOptics Corporation (“DOC”) of Flextronics’s camera module business in Zhuhai, China; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; failure by DOC to become a vertically integrated camera module supplier; and the reliance on a limited number of suppliers for the components used in the manufacture of DigitalOptics products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2011, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property business generates revenue from patented innovations through license agreements with semiconductor companies and outsourced semiconductor assembly and test companies. Tessera, Inc. pioneered chip-scale packaging solutions for the semiconductor industry. Our DigitalOptics business delivers innovation in imaging and optics with products and capabilities that enable expanded functionality in increasingly smaller devices. Our miniaturized camera module solutions provide cost-effective, high-quality camera features, including Micro Electro Mechanical Systems (“MEMS”)-based autofocus, extended depth of field (“EDoF”), zoom, image enhancement and optical image stabilization. We also offer customized micro-optic lenses from diffractive and refractive optical elements to integrated micro-optical subassemblies. For information call 1.408.321.6000 or go to www.tessera.com.

Tessera, Tessera, Inc., the Tessera logo, DigitalOptics Corporation, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings guidance contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, and related tax effects. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with

GAAP, and the financial measures calculated in accordance with GAAP and reconciliations to those financial measures should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

TSRA-E

TSRA-G